UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2006

APRIA HEALTHCARE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14316 (Commission File Number)	33-0488566 (I.R.S. Employer Identification Number)

26220 Enterprise Court Lake Forest, CA (Address of principal executive offices)	92630 (Zip Code)

Registrant’s telephone number: (949) 639-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

     Grant of Employee Stock Options to Executive Officers. As of March 8, 2006, the Compensation Committee of the registrant’s Board of Directors awarded the following stock options to executive officers:

Name	Title	No. of Options
Lawrence M. Higby	Chief Executive Officer	100,000
Lawrence A. Mastrovich	President and Chief Operating Officer	65,000
Amin I. Khalifa	Executive Vice President, Chief Financial Officer	50,000
W. Jeffrey Ingram	Executive Vice President, Sales	20,000
Daniel J. Starck	Executive Vice President, Customer Services	20,000

Each stock option represents the right to purchase one share of the registrant's common stock at any time after vesting and prior to March 6, 2016, at a price of $22.75 per share. The stock options were granted under the registrant's 2003 Performance Incentive Plan and vest in three approximately equal increments on March 7 of 2007, 2008 and 2009, respectively, subject to the recipient's continued employment with the registrant through each vesting date.

     Grant of Restricted Stock Units to Executive Officers. As of March 8, 2006, the Compensation Committee of the registrant's Board of Directors awarded the following restricted stock units ("RSUs") to executive officers:

Name	Title	No. of Units
Lawrence M. Higby	Chief Executive Officer	100,000
Lawrence A. Mastrovich	President and Chief Operating Officer	35,000
Amin I. Khalifa	Executive Vice President, Chief Financial Officer	25,000
W. Jeffrey Ingram	Executive Vice President, Sales	20,000
Daniel J. Starck	Executive Vice President, Customer Services	20,000

The RSUs were granted under the registrant's 2003 Performance Incentive Plan. Upon vesting, each RSU will be paid out by issuance to the award recipient of one share of the registrant's common stock. Subject to the continued employment of the recipient, vesting will occur as follows:

•	One-third of the RSUs will vest on December 31, 2008, regardless of performance.
•

The remaining two-thirds of the RSUs are "Performance-Based RSUs" and will be eligible for vesting only if and to the extent that certain financial performance thresholds relating to the achievement of improved financial and operating performance levels during 2006 are met or exceeded.

•

Performance-Based RSUs which become eligible for vesting will vest in two equal increments, with the first increment vesting in February 2007, when the registrant's 2006 financial results are audited. The second increment will vest on December 31, 2007. Any Performance-Based RSUs which do not become eligible for vesting on the basis of the performance measures will terminate and never vest.

•

For purposes of determining eligibility for vesting, 25% of the Performance-Based RSUs will be allocated to each of four financial performance measures. Each measure has both a threshold and a target. If the target level for a particular category is reached, then all of the Performance-Based RSUs allocated to that category will become eligible for vesting. If only the threshold level is met, then 50% of the Performance-Based RSUs for that category will become eligible for vesting, with linear prorated vesting for results between the threshold and the target.

        Because publication of the registrant’s confidential and proprietary financial targets could place the registrant at a competitive disadvantage, the registrant does not disclose the specific performance measures or target levels set forth in its incentive compensation plans. The description of the terms of the RSU grants set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the actual award agreements.

     2006 Executive Bonus Plan. Effective as of March 8, 2006, the Compensation Committee of the registrant’s Board of Directors adopted the 2006 Executive Bonus Plan providing for cash bonuses which may be granted pursuant to the registrant’s 2003 Performance Incentive Plan. The bonus plan provides each of its participants with a cash bonus opportunity equal to as much as 100% of his or her annual salary at the rate in effect on January 1, 2006. The amount each participant receives will depend upon the registrant’s achievement of specific financial targets and the participant’s continued employment with the registrant. Lawrence M. Higby, Lawrence A. Mastrovich, Amin I. Khalifa, Daniel J. Starck, and W. Jeffrey Ingram are among the plan participants.

         The target amount has been allocated among three measures of financial performance. For each performance measure there is a minimum performance goal or threshold that must be achieved in order for any bonus to be payable with respect to that performance measure, and a target performance goal that must be achieved for the bonus to be paid at the maximum level with respect to that measure. If the registrant does not meet the threshold level for a particular performance measure, no bonus will be payable with respect to that performance measure.

          If the registrant achieves the threshold level for a particular performance measure, 80% of the maximum bonus allocable to that measure shall be earned by each plan participant. If the registrant meets or exceeds the target level for a particular measure, 100% of the portion of the participant’s bonus opportunity that is allocated to that performance measure will be payable. The bonus award shall increase on a directly proportional basis from 80% to up to 100% of the maximum bonus award for each performance measure, based on the amount by which the threshold amount is exceeded for that performance measure. The bonuses shall be paid as soon as administratively practicable after the registrant’s audited financial statements for 2006 have been prepared. The Compensation Committee of the registrant’s Board of Directors will determine whether and the extent to which bonuses are payable pursuant to the plan.

     Because publication of confidential and proprietary financial targets could place the registrant at a competitive disadvantage, the registrant does not disclose the specific financial performance target levels set forth in its bonus plans. The description of the terms of the 2006 Executive Bonus Plan set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the actual 2006 Executive Bonus Plan.

     Director Indemnity Agreements. As of March 8, 2006, the Board of Directors of the registrant approved a standard form of indemnification agreement for non-employee directors of the registrant. Under certain circumstances, the agreement will require the registrant to indemnify and to advance certain expenses to each director in the event the director becomes subject to a lawsuit or liability claim in connection with his or her activities as a director of the registrant. A copy of the form of indemnification agreement for directors has been attached to this Form 8-K as Exhibit 10.1.

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Appointment of New Director. On March 14, 2006, the registrant issued a press release announcing the appointment of Terry P. Bayer to its Board of Directors, effective as of March 8, 2006. Ms. Bayer is currently the Chief Operating Officer of Molina Healthcare, Inc., a multi-state managed care organization. Prior to joining Molina Healthcare, she was the President of AccentCare West, an operator of skilled and unskilled home healthcare operations, from 2002 to 2004 and the President and Chief Operating Officer of Praxis (Sechrist) Clinical Services, an operator of outpatient wound centers, from 1997 to 2002. Ms. Bayer was Executive Vice President of Matria Healthcare, a provider of comprehensive health enhancement programs to health plans and employers, from 1996 to 1997. She served as President of Matryx Health Partners, a division of Tokos Medical Corporation, and then President of Tokos itself, a national women’s healthcare company specializing in maternity management programs, from 1994 to 1996.

    Ms. Bayer was appointed for a term which is scheduled to expire at the registrant’s annual meeting of stockholders on April 21, 2006. The Board has also nominated her for re-election at the annual meeting. Any committee assignments will be determined at the Board of Directors meeting which is scheduled to occur immediately after the annual meeting.

    A copy of the press release announcing the appointment of Ms. Bayer is attached hereto as Exhibit No. 99.1.

Exhibit Number 10.1 99.1	Description Form of Indemnity Agreement for Non-Employee Directors Press release issued by Apria on March 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APRIA HEALTHCARE GROUP INC. Registrant
March 14, 2006	/s/ ROBERT S. HOLCOMBE Robert S. Holcombe Executive Vice President, General Counsel and Secretary